CBRL GROUP, INC.

                      2000 NON-EXECUTIVE STOCK OPTION PLAN
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                               Purpose of the Plan
                               -------------------

         This CBRL Group, Inc. 2000 Non-Executive Stock Option Plan (the "Plan") is intended to promote the interests of CBRL Group, Inc. (the "Company") and its shareholders by encouraging employees of the Company and each defined Subsidiary, who are not officers or directors of the Company, to own, and to increase their ownership of, the Company's stock, thereby giving them, as shareholders, an increased personal interest in, and a greater concern for, the Company's continued success and progress.

                              Statement of the Plan
                              ---------------------

         1. NAME. The Plan shall be known as: CBRL Group, Inc. 2000 Non-Executive Stock Option Plan.


         2. DEFINITIONS. In addition to words defined elsewhere in this document, in this Plan, the following terms, capitalized as indicated, shall have the meanings designated, in singular or plural forms, unless a different meaning is plainly required by the context.

                  a. "Affiliate" and "Associate" have the respective meanings ascribed to those terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the Company and becomes effective.

                  b. A "beneficial owner" of any securities is a person or any of its Affiliates or Associates which:

                      (1) beneficially owns the securities, directly or indirectly; or

                      (2) directly or indirectly, has (i) the right to acquire the securities (whether the right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                      (3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities which are beneficially owned, directly or indirectly, by any other person.

                  c.  "Board" means the Company Board of Directors.

                  d.  "Change in Control" means:

                      (1) that after the date of this Agreement, a person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities, unless that acquisition was approved by a vote of at least 2/3 of the directors in office immediately prior to the acquisition;

                      (2) that during any period of 2 consecutive years following the date of this Agreement, individuals who at the beginning of the period constitute members of the Board of Directors of the Company cease for any reason to constitute a majority of the Board unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the 2-year period;

                      (3) a merger, consolidation or reorganization of the Company (but this provision does not apply to a recapitalization or similar financial restructuring which does not involve a material change in ownership of equity of the Company and which does not result in a change in membership of the Board of Directors); or

                      (4) sale of all or substantially all of the Company's assets.

                  e. "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                  f. "Common Stock" means common stock of the Company having a par value of $0.01 per share.

                  g. "Disability" means disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code.

                  h. "Effective Date" means the date this Plan is adopted by the Board.

                  i. "Fair Market Value" of the Common Stock shall be the last reported sale price of Common Stock as reported by The Nasdaq National Market ("Nasdaq") on the last trading day immediately preceding the day of the grant of the Option.

                  j. "Option" means a nonqualified option to acquire Common Stock granted pursuant to the Plan.

                  k. "Optionee" means any employee of the Company or of any of its Subsidiaries who receives Options granted under this Plan.

                  l. "Parent" means a parent corporation as defined in Sections 424(e) and (g) of the Internal Revenue Code.

                  m. A "person" means any individual, firm, company, partnership, other entity or group.

                  n. "Retirement" means the action of an employee who voluntarily terminates his or her employment relationship with the Company when the employee is at least 55 years of age, and the employee has 7 or more years of full-time service with the Company (as full-time service is defined for the employee's employment category during the time of service). Retirement specifically excludes termination pursuant to a severance agreement with the Company (unless specifically agreed otherwise in that agreement) or termination for Just Cause.

                  o. "Subsidiary" means an affiliated business entity during any period that 50% or more of its common stock, or in the case of a partnership 50% or more of its capital interest, is owned directly or indirectly by the Company, or during any period that it is a member with the Company in a controlled group of corporations or is otherwise under common control with the Company within the meaning of Sections 414(b) and (c) of the Code.

                  p. "Just Cause" means matters which, in the judgment of the Option Committee, constitute any one or more of the following:

                     (1)  intoxication while on the job;

                     (2) theft or dishonesty in the conduct of the Company's business;

                     (3) willful neglect or negligence in the management of Company business, or violation of Company race or gender anti-harassment policies;

                     (4) violence that results in personal injury, or conviction of a crime involving moral turpitude.

         3.       ADMINISTRATION.

                  3.01 Option Committee. The Plan shall ultimately be administered by the Board's Compensation and Stock Option Committee (the "Option Committee"). The Option Committee shall consist of 2 or more non-employee directors. The Committee, in its discretion, may delegate to officers of the Company the authority, within parameters established from time to time by the Option Committee, to make decisions and to take actions which otherwise would be in the discretion of the Option Committee under the Plan.

                  3.02 Evidence of Grant. The Option Committee shall grant Options to employees chosen by the Option Committee to participate in the Plan. Each grant shall be made under, and in accordance with, the provisions of the Plan. Each Option granted shall be evidenced by a written stock option agreement in a form and containing provisions which are not inconsistent with this Plan.

                  3.03 Committee Authority. The Option Committee has full and final authority and discretion to interpret provisions of the Plan, to determine from time to time the individuals in the group eligible for Options and the number of shares to be affected by each Option; to determine the purchase price of the shares affected by each Option and the time or times at which Options shall be granted; to determine the conditions for grant, exercise, expiration or forfeiture of Options; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; and to make all other determinations necessary or advisable for the administration of the Plan. The Option Committee may, from time to time, adopt and change rules and regulations of general application for the Plan's administration. The Option Committee's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the plan administrator pursuant to the Plan, shall be conclusive and binding on all those who are involved or affected.

         4. ELIGIBILITY. Subject to the following sentence, the persons eligible to participate in the Plan as recipients of Options are the employees of the Company or of any Subsidiary of the Company (the "employees"). Notwithstanding the foregoing, any person who is a participant in the CBRL Group Long Term Incentive Plan shall not be eligible to participate in or receive options under the Plan. Nothing contained in this Plan, nor in any Option granted pursuant to the Plan, shall confer upon any employee any right to continue in the employment of the Company or any Subsidiary nor limit in any way the right of the Company or any Subsidiary to terminate any employee's employment at any time.

         5.       SHARES SUBJECT TO THE PLAN.

                  5.01 Shares Affected. The shares to be granted and delivered by the Company upon exercise of Options are shares of Common Stock, which may be either authorized but unissued shares, or so-called "treasury shares" reacquired by the Company, in the discretion of the Option Committee.

                  5.02 Number of Shares. The aggregate number of shares of Common Stock which may be granted under this Plan shall not exceed 4,750,000 shares. However, that number shall be adjusted as provided in Section 8 of this Plan for stock splits, stock dividends, exchanges of shares, or the like occurring after the Effective Date. No Option may be granted under this Plan which at the time could cause the maximum limit of shares to be exceeded.

                  5.03 Effect of Expired Options. Shares covered by an Option which is no longer exercisable with respect to those shares shall again be available to support grants of Options under this Plan.

         6. TERMS OF OPTIONS. Options shall include the following terms and conditions:

                  a. Option Price. The Option price per share shall be the Fair Market Value of the Company's Common Stock.

                  b. Time and Issuance of Options. From time to time the Option Committee shall select, from among those who are eligible, the individuals to whom Options shall be granted and shall determine the number of shares to be affected by each Option. The date of the grant shall be determined by the date on which the Option recommendation is approved, or selection of an employee as a participant in any grant under the Plan is made, by the Option Committee. Participation in the Plan or management's recommendation of a grant shall not, and shall not be deemed to, entitle the employee to any Option prior to the time it is actually granted by the Option Committee; and the granting of any Option under the Plan shall not, and shall not be deemed to, entitle an employee to, or to disqualify the employee from, any participation in any other grant of Options under the Plan. In making any determination as to individuals to whom Options shall be granted and as to the number of shares to be affected by the Options, the Option Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company, and any other factors the Option Committee deems relevant in accomplishing the purposes of the Plan.

                  c. Period Within Which Option May be Exercised. Each Option shall specify the rate at which the Option vests or becomes exercisable, which rate shall be in the discretion of the Option Committee. Each Option also shall specify that the Option shall expire at the end of a specified period, which shall not exceed 10 years.

                  d. Limited Transferability. No Option may be assigned, pledged or transferred by an Optionee other than by will or by the applicable laws of descent and distribution. The Option Committee, in its sole discretion, may permit an Optionee to designate a beneficiary who may exercise the Option after the Optionee's death but any affected Option shall remain subject to all the same terms and conditions contained in the instrument evidencing the Option.

                  e. Amendment of Options. Material amendments to an outstanding Option require approval by the Option Committee and must be agreed upon by the Optionee.

                  f. Exercise After Termination of Service. If an Optionee's employment with the Company is terminated, then in the following described circumstances, the Optionee shall have the specified time periods within which to exercise the Optionee's unexercised options, or portions of them:

                      (1) Death or Disability. If an Optionee dies (i) while an employee of the Company or of a Subsidiary or (ii) within 90 days after termination of that employment, other than termination for Just Cause, the Options may be exercised, to the extent that the Optionee was entitled to do so at the date of termination of employment, by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law, or if no person has that right, by the executors or administrators, at any time, or from time to time, for a period of one year after the date of the Optionee's death, but no Option may ever be exercised later than its specified expiration date. If an Optionee's employment with the Company is terminated as a result of Disability, the Optionee may exercise Options, to the extent the Optionee was entitled to do so at the date of termination of employment, for a period of one year, but no Option may ever be exercised later than its specified expiration date.

                        (2) Termination of Employment. If an Optionee's employment with the Company or a Subsidiary terminates for any reason other than Disability, Retirement, death or Just Cause, he or she may exercise Options, to the extent that he or she was entitled to do so at the date of termination of employment, at any time, or from time to time, for a period of 90 days after the date of termination, but no Option may ever be exercised later than its specified expiration date. Absences for military service for 180 days or less shall not constitute termination of employment. In all other cases, the Option Committee shall determine whether authorized leaves of absence for military or governmental service shall constitute termination of employment for purposes of this Plan. If an Optionee's employment with the Company or any Subsidiary is terminated for Just Cause, all the employee's Options shall be terminated as of the date of the employee's termination and will no longer be exercisable.

                        (3) Retirement. If an Optionee ceases to be an employee by Retirement, the former employee may exercise Options, to the extent the Optionee was entitled to do so at the date of termination, at any time during the remaining life of the Options, but no Option may ever be exercised later than its specified expiration date.

                  g. Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any shares covered by Options until the issuance of a stock certificate to the Optionee for the affected shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of the stock certificate, except as provided in Section 8 of this Plan.

                  h. Partial Exercise. Unless specifically stated otherwise in the option grant, any exercise of an Option may be made in whole or in part.

         7.       EXERCISE OF OPTIONS.

                  7.01 Determination of Procedures. The Option Committee has the right to determine the manner in which Options may be exercised pursuant to this Plan. The exercise procedures shall be stated in each stock option agreement. The manner of exercising Options may vary from grant to grant, at the discretion of the Option Committee.

                  7.02 Method of Exercise. Unless specified otherwise in the applicable stock option agreement, an Option granted under this Plan may be exercised by written notice to the Company, signed by the Optionee, or by any other person entitled to exercise the Option. The notice of exercise shall be delivered to the Company at its principal office (Attention: Corporate Secretary), shall state the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option price for the affected shares. Upon the exercise of an Option and full payment for it, as soon as practicable the Company shall cause a certificate or certificates for the number of shares with respect to which the Option is properly exercised to be delivered to the exercising Optionee. The shares of Common Stock shall be registered in the name of the exercising Optionee, or in any name jointly with him or her that the Optionee directs in the written notice of exercise. It is a condition to the obligation of the Company to issue or transfer shares of Common Stock upon exercise of an Option that the Optionee pay to the Company, upon its demand, all amounts requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred because of the exercise of the Option or the transfer of the affected shares. If the amount requested is not paid, the Company may refuse to issue or transfer shares of stock upon exercise of an Option. All shares issued upon the proper exercise of the Option, with full payment as required, shall be fully paid and nonassessable.

                  7.03 Payment of Purchase Price. Shares purchased by exercising an Option shall be paid for in full by delivery to the Company of consideration equal to the product of each option price and the number of shares purchased, plus applicable taxes. The consideration shall be paid in cash or by check. In addition, in the sole discretion of the Option Committee (or any authorized person designated by that Committee), a combination of cash, check and one or more of the following alternatives may be used as payment for the exercise of an
Option:

                       a. tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) or constructively surrendering Common Stock already owned by the Optionee for at least 6 months having a Fair Market Value on the exercise date equal to the total Option exercise price; or

                       b. if and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to a brokerage firm designated by the Company (which will promptly deliver to the Company the aggregate amount of sale or loan proceeds needed to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise), and to the Company (which will cause its transfer agent to deliver the certificates for purchased shares directly to the brokerage firm), all in accordance with the regulations of the Federal Reserve Board; or

                       c. any other consideration the Option Committee may permit.

                  7.04 Withholding. The Company's obligation to deliver shares on the exercise of any Option is subject to satisfaction of any applicable United States federal, state and local tax withholding requirements. Applicable withholding obligations shall be determined as of the exercise date of any Option, i.e., the later of the date the Company receives a notice of exercise or the full payment of the exercise price. The Option Committee may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash or by transferring to the Company shares of Common Stock already owned by the Optionee for at least 6 months, in amounts based on Fair Market Value equal to the withholding obligation.


         8. ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The following adjustments shall be made to reflect changes in the capitalization of the
Company:

                  a. Recapitalization. The number and kinds of shares subject to outstanding Options, the exercise prices for those shares, and the number and kinds of shares available for Options subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the number of shares of Common Stock then issued and outstanding and the number of shares available to be delivered upon exercise of Options. The Option Committee shall have the power to determine the amount of the adjustment to be made in each case.

                  b. Certain Reorganizations. After any reorganization, merger or consolidation in which the Company is not the surviving corporation, each Optionee shall, at no additional cost, be entitled to exercise all of his or her Options, whether vested or not, and (subject to any required action by shareholders) upon any exercise of any Option, to receive in lieu of the number of shares of the Common Stock exercisable pursuant to the Option, the number and class of shares of stock or other securities to which that Optionee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of the reorganization or other action, that Optionee had been the holder of record of a number of shares of stock equal to the total number of shares covered by all his or her Options. Comparable rights shall accrue to each Optionee in the event of successive reorganizations, mergers or consolidations in which the then existing corporation is not the surviving corporation.

                  c. Effect of Change in Control. In the event of any Change in Control, notwithstanding other provisions of this Plan or any contrary vesting schedule in any Option grant and agreement, unless the applicable Option agreement specifically provides that this provision shall not apply, all Options then outstanding under the Plan shall be deemed to be fully vested and immediately exercisable (without regard to any limitation imposed by the Plan or the Board at the time the Options were granted which permits all or any part of the Options to be exercised only after the lapse of time), as of the effective date of the Change in Control.

         9. AMENDMENT AND TERMINATION OF PLAN. The Board may from time to time, with respect to any Common Stock on which Options have not been granted, amend in any respect, suspend or discontinue the Plan. However, no action may alter or impair an Optionee's rights under any outstanding Options without the Optionee's consent.

         10. INDEMNIFICATION OF OPTION COMMITTEE. In addition to all other rights of indemnification they may have as members of the Board or as members of the Option Committee, the members of the Option Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken, or failure to act, under or in connection with the Plan, or any Option withheld or granted under the Plan, and against all amounts paid by them in settlement of those matters (provided the settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any action, suit or proceeding, the affected Option Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the matter before the Option Committee member undertakes to handle it on his or her own behalf.

         11. NO RIGHT TO RECEIVE OPTIONS. Neither the adoption of the Plan nor any action of the Option Committee shall, or shall be deemed to, give any person any right to be granted an Option, or any other right under this Plan, unless and until the Option Committee specifically acts to grant a person an Option, and then his or her rights shall be only those prescribed in the grant and agreement evidencing the Option.

         12. COMPANY RESPONSIBILITY. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the grant of Options or the sale and purchase of Common Stock under the terms of the Plan, so long as the Company acts in good faith.

         13. SECURITIES LAWS. The Board shall take all necessary or appropriate actions to ensure that all Option grants are, and that all exercises of Options under this Plan may be made, in compliance with all applicable federal and state securities laws. The Company, however, assumes no responsibility for compliance with any federal or state securities laws affecting the resale of any shares of Common Stock acquired under the Plan.

         14. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option imposes no obligation upon any Optionee to exercise any Option at any time.

         15. TERM OF PLAN. This Plan shall be effective as of the date of adoption of the Plan by the Board, and unless extended by specific action of the Board, this Plan shall expire on July 29, 2005 (except as to Options vested and outstanding on that date), and no Options shall be granted under the Plan on or after the expiration date of the Plan.

         16. GENERAL. The Plan and any Options granted under this Plan shall be governed by and construed in accordance with the laws of the State of Tennessee and any specifically applicable federal tax, securities or employee benefit laws.

         17. EFFECTIVE DATE. This Plan was adopted by the Board on July 27, 2000. This Plan was amended to add 2,500,000 shares, to make the total authorized number of shares 4,750,000, by action of the Board of Directors on July 26, 2001.